UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ZAI LAB LIMITED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Your Vote Counts! ZAI LAB LTD 4560 JINKE ROAD BLDG. 1, FOURTH FLOOR SHANGHAI, 201210 CHINA ZAI LAB LIMITED 2022 Annual Meeting Vote by June 21, 2022 8:00 AM U.S. Eastern Time You invested in ZAI LAB LIMITED and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 22, 2022. Get informed before you vote View the Proxy Statement and Form 10K online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 8, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person or Virtually at the Meeting* June 22, 2022 8:00 a.m. (U.S. Eastern Time) 8:00 p.m. (Shanghai and Hong Kong Time) 4560 Jinke Road Bldg. 1, Fourth Floor Pudong, Shanghai China 201210 www.virtualshareholdermeeting.com/ZLAB2022 *Please check the meeting materials for any special requirements for meeting attendance. If you are attending the meeting in person, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # D85550-P71321

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Recommends Voting Items 1. Ordinary Resolution THAT, Samantha (Ying) Du is hereby elected to serve as a director. For 2. Ordinary Resolution THAT, Kai-Xian Chen is hereby elected to serve as a director. For 3. Ordinary Resolution THAT, John D. Diekman is hereby elected to serve as a director. For 4. Ordinary Resolution THAT, Richard Gaynor, M.D. is hereby elected to serve as a director. For 5. Ordinary Resolution THAT, Nisa Leung is hereby elected to serve as a director. For 6. Ordinary Resolution THAT, William Lis is hereby elected to serve as a director. For 7. Ordinary Resolution THAT, Scott Morrison is hereby elected to serve as a director. For 8. Ordinary Resolution THAT, Lonnie Moulder is hereby elected to serve as a director. For 9. Ordinary Resolution THAT, Peter Wirth is hereby elected to serve as a director. For 10. Special Resolution THAT the adoption of the Sixth Amended and Restated Memorandum and Articles of Association of the Company in the form annexed hereto as Appendix A as described in the Proxy Statement, conditioned on and subject to the dual-primary listing of the Company on the Main Board of The Stock Exchange of Hong Kong Limited is hereby approved. For 11. Ordinary Resolution THAT the Zai Lab Limited 2022 Equity Incentive Plan is hereby approved and adopted, conditioned on and subject to the dual-primary listing of the Company on the Main Board of The Stock Exchange of Hong Kong Limited becoming effective. For 12. Ordinary Resolution THAT the appointment of KPMG LLP as the Company’s independent registered public accounting firm and auditor for the fiscal year ending December 31, 2022 for the Company’s annual consolidated financial statements filed with the SEC and its internal controls over financial reporting in accordance with the Exchange Act and the consolidated financial statements of the Group for the year ending December 31, 2022 submitted to The Stock Exchange of Hong Kong Limited in accordance with the HK Listing Rules, conditioned upon and subject to the Company’s receipt of the requisite approvals from The Stock Exchange of Hong Kong Limited and the Financial Reporting Council of Hong Kong be and is hereby ratified and confirmed. For 13. Ordinary Resolution THAT within the parameters of Rule 13.36 of the HK Listing Rules, the granting of a share issue mandate to the Board of Directors to issue, allot or deal with unissued ordinary shares and/or American Depositary Shares not exceeding 20% of the total number of issued ordinary shares of the Company as of the date of passing of such ordinary resolution up to the next annual general meeting of shareholders of the Company, subject to the dual-primary listing of the Company on the Main Board of The Stock Exchange of Hong Kong Limited and other conditions described in the Proxy Statement is hereby approved. For 14. Ordinary Resolution THAT, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement, be and is hereby approved. For 15. Ordinary Resolution THAT, on a non-binding, advisory basis, future advisory votes on the compensation of the Company’s named executive officers will be held at the frequency hereby approved. Years 3 Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. D85551-P71321